UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 3, 2004
Date of Report (Date of earliest event reported)

Commission File Number 1-6560

THE FAIRCHILD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

34-0728587
    (I.R.S.  Employer Identification No.)

1750 Tysons Boulevard, Suite 1400, McLean, VA 22102
(Address of principal executive offices)

(703) 478-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS

In its last Annual Proxy Statement (dated October 8, 2003), the Company disclosed the dates by which shareholder proposals had to be submitted for the next Annual Meeting. Such dates were established on the assumption that the Company’s 2004 fiscal year would end on June 30, 2004 and its next Annual Meeting would be held in November 2004.

As previously reported, the Company has changed its fiscal year, so that the 2004 fiscal year ends on September 30, 2004. Consequently, the next Annual Meeting will be held in February 2005 rather than November 2004.

Accordingly, the dates by which shareholder proposal have to be submitted for the next Annual Meeting (to be held in February 2005) have also changed:

If you want to include a shareholder proposal in the proxy statement for the next annual meeting, it must be delivered to the Company before November 15, 2004. If such notice is not received by the Company, by November 15, 2004, the proposal will be considered untimely and will not be included in the Company’s Proxy Statement or presented at the next annual meeting.

If you want to submit a shareholder proposal for the next annual meeting but you do not require that such proposal be included in the Company’s proxy materials, you must notify the Company of such proposal before November 30, 2004. If such notice is not received by the Company, by November 30, 2004,, the proposal will be considered untimely and will not be presented at the next annual meeting.

All shareholder proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, and should be submitted to the Company’s headquarters, The Fairchild Corporation, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102, Attention: Secretary.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2004

THE FAIRCHILD CORPORATION By: /s/ Donald E. Miller Name: Donald E. Miller Title: Executive Vice President, General Counsel and Secretary